UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2016

SAGA COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11588	38-3042953
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

73 Kercheval Avenue
Grosse Pointe Farms, MI		48236
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (313) 886-7070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 12, 2016, Saga Communications, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the Employment Agreement effective June 1, 2011 (the “Employment Agreement”) between the Company and Edward K. Christian, its Chairman, President, and Chief Executive Officer.

The Amendment extends the term of the Employment Agreement to March 31, 2021. The Amendment also states that on each anniversary of the effective date of the Employment Agreement, the Company’s Compensation committee shall determine in its discretion the amount of any increase (but not decrease) to Mr. Christian’s then exisiting annual salary provided, however, that the such increase shall not be less than the greater of four percent (4%) or the cost of living increase determined under paragraph 7 of the Employment Agreement. The Amendment increases Mr. Christian’s paid vacation time to be awarded upon his anniversary date with the Company to six (6) weeks. The Amendment adds that the Company is authorized to pay for Mr. Christian’s tax preparation services on an annual basis and that this amount will be subject to income tax as additional compensation.

The Amendment also entitles Mr. Christian to receive severance pay equal to 100% of his then base salary for 24 months payable in equal monthly installments, and after the date upon which notice of termination is given, any unvested or time-vested stock options previously granted to Mr. Christian by the Company, including without limitation those grants described in paragraph 8 of the Employment Agreement, shall become immediately one hundred percent (100%) vested to the extent permitted by law. The Amendment does not change any other terms of the Employment Agreement; all other terms therein shall remain in full force and effect.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to this Amendment, a copy of which is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference. A copy of the Company’s Employment Agreement effective June 1, 2011 is available as Exhibit 10(p) to the Company’s Form 10-Q for the quarter ending June 30, 2011.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 10.1	Amendment to Employment Agreement dated February 12, 2016 between Saga Communications, Inc. and Edward K. Christian.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAGA COMMUNICATIONS, INC.

Dated: February 17, 2016	By:	/s/ Samuel D. Bush
Samuel D. Bush
Senior Vice President, Treasurer, and Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Description

10.1	Amendment to Employment Agreement dated February 12, 2016 between Saga Communications, Inc. and Edward K. Christian.